Exhibit No. 23.1
                       Consent of Independent Auditors


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-461888, 333-71691, 333-47221) of NBTY, Inc.
of our report dated May 30, 2003 relating to the financial statements of the NBTY, Inc. Employees' Stock Ownership Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
June 27, 2003